Exhibit 99.1

TYCO ELECTRONICS LTD.
COMBINED STATEMENTS OF OPERATIONS
Fiscal Years Ended September 29, 2006, September 30, 2005, and September 30, 2004

	Fiscal
	2006	2005	2004
	(in millions)
Net sales	$12,300	$11,433	$10,608
Cost of sales	8,999	8,334	7,584
Gross income	3,301	3,099	3,024
Selling, general, and administrative expenses	1,524	1,403	1,439
Restructuring and other charges (credits), net	13	(10)	(34)
Goodwill impairment	316	—	—
Gain on divestiture	—	(301)	—
Income from operations	1,448	2,007	1,619
Interest income	48	44	33
Interest expense	(256)	(293)	(344)
Other expense, net	—	(365)	(102)
Income from continuing operations before income taxes and minority interest	1,240	1,393	1,206
Income taxes	(46)	(376)	(438)
Minority interest	(6)	(6)	(10)
Income from continuing operations	1,188	1,011	758
Income from discontinued operations, net of income taxes	13	122	4
Income before cumulative effect of accounting change	1,201	1,133	762
Cumulative effect of accounting change, net of income taxes	(8)	11	—
Net income	$1,193	$1,144	$762